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Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the Quarterly Report on Form 10-Q of Momenta Pharmaceuticals, Inc. (the "Company") for the period ended June 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, Alan L. Crane, Chief Executive Officer of the Company, and Richard P. Shea, Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, that:

  (1)
  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  (2)
  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

        A signed original of this written statement required by Section 906 has been provided to Momenta Pharmaceuticals, Inc. and will be retained by Momenta Pharmaceuticals, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Date: August 16, 2004	By:	/s/ Alan L. Crane Alan L. Crane Chief Executive Officer
Date: August 16, 2004	By:	/s/ Richard P. Shea Richard P. Shea Chief Financial Officer

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  Exhibit 32
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002